Exhibit 99.2

December 11, 2019

To: Ucommune Group Holdings Limited (the “Company”)

Cricket Square, Hutchins Drive, PO Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Re: Opinion on Certain PRC Legal Matters

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of issuing this opinion (the “Opinion”), excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such, are qualified to issue this Opinion with respect to all PRC Laws (as defined below).

We have acted as PRC legal counsel for the Company, an exempted company incorporated under the laws of the Cayman Islands, in connection with the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”), each representing certain number of ordinary shares of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and the Company’s proposed listing of the ADSs on the New York Stock Exchange (the “Listing”).

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of the documents as we have considered necessary or advisable for the purpose of rendering this opinion (the “Documents”).  Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by competent national, provincial or local governmental regulatory or administrative authority, agency or commission in the PRC having jurisdiction over the relevant PRC entities (the “Governmental Agencies”), the Company and appropriate representatives of the Company. In delivering this opinion, we have made the following assumptions:

(a)                                 that the Documents submitted to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied, cancelled or superseded by some other document or agreement or action except as otherwise indicated in such Documents;

(b)                                 that the Documents submitted to us as originals are authentic and as copies conform to their respective originals and that the signatures, seals and chops on the Documents submitted to us are genuine;

(c)                                  that the Documents have been validly authorized, executed or delivered by all of the entities thereto and such entities to the Documents have full power and authority, to enter into, and have duly executed and delivered such documents; and

(d)                                 that all required consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Documents submitted to us and the Registration Statement have been obtained or made, and are in full force and effect as of the date hereof.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each document we have reviewed. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to this opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

This opinion is rendered on the basis of the PRC Laws effective as at the date hereof and there is no assurance that any of the PRC Laws will not be changed, amended, superseded or replaced in the immediate future or in the longer term with or without retroactive effect. The PRC Laws involve uncertainties in their interpretation and implementation, which are subject to the discretion of the Governmental Agencies or the PRC courts.

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“Beijing Melo”	means Beijing Melo Technology Co., Ltd.
“CSRC”	means the China Securities Regulatory Commission.
“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration of Foreign Exchange, became effective on September 8, 2006 and was amended on June 22, 2009 by the Ministry of Commerce.

“PRC Laws”	means any and all laws, regulations, rules, judicial interpretations and other legislations currently in force and publicly available in the PRC as of the date hereof.
VIEs

means Ucommune (Beijing) Venture Investment Co., Ltd.(“Ucommune Venture”), Beijing Ubazaar Technology Co., Ltd.( “U Bazaar”), and Beijing Weixue Tianxia Education Technology Co., Ltd. (“Weixue Tianxia”) collectively.

VIE Contracts	means the agreements listed in Annex A hereto.
“WFOE”	means Ucommune (Beijing) Technology Co., Ltd.

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

1.              Based on our understanding of the current PRC Laws, (i) the ownership structure of the WFOE, Beijing Melo, the VIEs and their respective PRC subsidiaries, both currently and immediately after giving effect to the Offering, does not and will not contravene applicable PRC Laws currently in effect, and (ii) the VIE Contracts are valid and legally binding and enforceable upon each party to such agreement under the PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC regulatory authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

2.              Based on our understanding of the current PRC Laws, a prior approval from the CSRC is not required under the M&A Rules for the Offering and Listing and trading of the ADSs on the New York Stock Exchange, because, among other things, (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings and listings like the Offering and the Listing are subject to M&A Rules; (ii) the Company established WFOE and Beijing Melo that are wholly owned foreign enterprises by means of foreign direct investment and not through a merger or acquisition of the equity or asset of a “PRC domestic company” as defined under the M&A Rules; and (iii) no explicit provision in the M&A Rules classifies the contractual arrangements between the Company and the VIEs as a type of acquisition transaction falling under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

3.              The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” as they constitute statement of PRC tax law, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

4.              All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities” “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and  “Regulation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission which will cause such statements misleading in any material respect.

The foregoing opinion is further subject to the following qualifications:

(a)             we express no opinion as to any laws other than the PRC Laws in force on the date of this opinion;

(b)             the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

(c)              this opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter; and

(d)             this opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This opinion is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng

Annex A   List of VIE Contracts

A.            Ucommune Venture VIE Contracts

(i)                         Exclusive Business Cooperation Agreement between WFOE and Ucommune Venture, dated July 5, 2019.

(ii)                      Exclusive Option Agreement among WFOE, Ucommune Venture and the shareholders of Ucommune Venture, dated November 22, 2019.

(iii)                   Shareholders’ Voting Rights Proxy Agreement among WFOE, Ucommune Venture and the shareholders of Ucommune Venture, dated November 22, 2019.

(iv)                  Equity Pledge Agreement among WFOE, Ucommune Venture and the shareholders of Ucommune Venture, dated November 22, 2019.

(v)                     Spousal Consent Letters granted by the spouses of relevant individual shareholders of Ucommune Venture dated November 22, 2019.

B.            U Bazaar VIE Contracts

(i)                           Exclusive Business Cooperation Agreement between WFOE and U Bazaar, dated May 20, 2019.

(ii)                        Exclusive Option Agreement among WFOE, U Bazaar and its shareholder, dated May 20, 2019.

(iii)                     Shareholder’s Voting Rights Proxy Agreement among WFOE, U Bazaar and its shareholder, dated May 20, 2019.

(iv)                    Equity Pledge Agreement among WFOE, U Bazaar and its shareholder, dated May 20, 2019.

C.            Weixue Tianxia VIE Contracts

(i)                     Exclusive Technology Consulting and Service Agreement among Beijing Melo and Weixue Tianxia, dated January 30, 2019.

(ii)                  Exclusive Option Agreement among Beijing Melo, Weixue Tianxia and the shareholders of Weixue Tianxia, dated January 30, 2019.

(iii)               Shareholders’ Voting Right Proxy Agreement among Beijing Melo, Weixue Tianxia and the shareholders of Weixue Tianxia, dated January 30, 2019.

(iv)              Equity Pledge Agreement among Beijing Melo, Weixue Tianxia and the shareholders of Weixue Tianxia, dated January 30, 2019.